EXHIBIT 21-SUBSIDIARIES OF THE REGISTRANT

                                         State of Jurisdiction
                                            of Incorporation
               Name                     or Limited Partnership
-----------------------------      -------------------------------------

NorthWestern Corporation                   Delaware
   Grant, Inc.                             South Dakota
   NorCom Advanced Technologies, Inc.      South Dakota
   NorthWestern Energy Corporation         South Dakota
      Nekota Resources Inc.                South Dakota
   NorthWestern Growth Corporation         South Dakota
      Blue Dot Services, Inc.              Delaware
      Coast Energy Capital Corporation     Delaware
      CornerStone Propane GP, Inc.         California
        CornerStone Propane Partners, L.P. Delaware Limited Partnership
        CornerStone Propane, L.P.          Delaware Limited Partnership
      Expanets, Inc.                       Delaware
      NorthWestern Capital Corporation     Delaware
      NorthWestern Networks, Inc.          South Dakota
      NorthWestern Systems, Inc.           South Dakota
        Lucht Inc.                         Delaware
      SYN Inc.                             Delaware
   NorthWestern Services Corporation       South Dakota